Exhibit 99.1

NEWS RELEASE

For More Information Contact:
Kevin Berry, Chief Financial Officer
(408) 934-3144 kevinb@cmd.com

California Micro Devices Reports September Quarter Financial Results

Revenue and earnings beat high end estimates

MILPITAS, Calif. – October 19, 2006 – California Micro Devices (Nasdaq: CAMD) today reported financial results for the second quarter of fiscal 2007, which ended September 30, 2006. Revenue was $18.7 million compared to high end guidance of $18.0 million, $16.1 million in the prior quarter, and $18.5 million in the year ago quarter. On a GAAP basis, diluted earnings per share were $0.06 compared to high end guidance of breakeven, a loss of $0.09 in the prior quarter, and earnings of $0.09 in the year ago quarter. On a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, diluted EPS was $0.11 compared to high end guidance of $0.05 and $0.05 in the prior quarter.

“I am pleased to report that Q2 revenue, gross margin and earnings all exceeded guidance, driven primarily by strong demand across our product lines,” said Robert V. Dickinson, president and CEO. “In addition, bookings were strong and design wins reached the second highest level ever.” He noted that personal computer and digital consumer electronics design wins set a new record with low capacitance ESD design wins nearly doubling compared to last quarter.

“Due to continuing competitive headwinds in the market for ASIP devices used in mobile handsets, we are taking a cautious position with respect to Q3 guidance and projecting revenue from that market to be down sequentially,” added Dickinson. “We believe, however, that we are making good progress on our strategic initiatives to counter competitive inroads and that we continue to have a good opportunity for solid growth in that market in the future.”

In providing outlook for the third quarter of fiscal 2007, which ends December 31, 2006, Dickinson estimated revenue will be between $16.5 and $18.5 million with diluted EPS of between ($0.02) and $0.01 on a GAAP basis, and between $0.03 and $0.06 on a non-GAAP basis. He added that an update of the third quarter forecast would be presented on December 14th.

Conference Call and Webcast Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its September quarter results. Within the USA, interested parties can access the conference call by dialing 800-257-7087. International parties may gain access by dialing 303-275-2170. No password is necessary. A replay of the conference call will be available on the company’s web site at www.cmd.com (Investor Relations Link) beginning at approximately 4:00 p.m. Pacific Time today and continuing for about a year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog semiconductor products for the mobile handset, personal computer and digital consumer electronics markets. Key products include Application Specific Integrated Passive™ (ASIP™) devices and selected high value mixed signal ICs. Detailed corporate and product information may be accessed at www.cmd.com.

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues, both overall and for certain markets and customers; our expected GAAP and non-GAAP earnings and loss per share; and our expectation for solid growth in ASIP device revenue from the mobile market in the future. These forward- looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, and whether we incur unexpected operating expenses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

# # #

ASIP™ and Application Specific Integrated Passive™ are trademarks of California Micro Devices.

All other trademarks are property of their respective owners

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	September 30, 2006	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$16,580	$9,788
Short-term investments	31,977	39,958
Accounts receivable, net	10,253	10,667
Inventories	5,457	5,508
Deferred income taxes	2,561	2,711
Prepaid expenses and other current assets	959	1,078

Total current assets	67,787	69,710
Property, plant and equipment, net	4,514	3,961
Goodwill	5,316	—
Purchased intangible assets, net	514	—
Other long-term assets	98	61

TOTAL ASSETS	$78,229	$73,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,128	$5,901
Accrued liabilities	3,777	3,185
Deferred margin on shipments to distributors	2,640	2,684
Current maturities of long-term debt and capital lease obligations	82	82

Total current liabilities	14,627	11,852
Other long-term liabilities	214	8

Total liabilities	14,841	11,860

Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital - $0.001 par value; 50,000,000 shares authorized; shares issued and outstanding: 23,009,031 and 22,855,223 as of September 30, 2006 and March 31, 2006, respectively	112,880	110,673
Accumulated other comprehensive income (loss)	2	(5)
Accumulated deficit	(49,494)	(48,796)

Total stockholders’ equity	63,388	61,872

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,229	$73,732

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005	2006	2005
Net sales	$18,733	$18,542	$34,805	$33,229
Cost and expenses:
Cost of sales	11,228	11,511	21,217	21,131
Research and development	2,171	1,850	4,226	3,284
Selling, general and administrative	4,067	3,406	8,261	6,748
In-process research and development	—	—	2,210	—
Amortization of purchased intangible assets	42	—	76	—
Restructuring expense	—	3	—	60

Total costs and expenses	17,508	16,770	35,990	31,223

Operating income (loss)	1,225	1,772	(1,185)	2,006
Other income, net	617	326	1,156	574

Income (loss) before income taxes	1,842	2,098	(29)	2,580
Income taxes	465	63	669	77

Net income (loss)	$1,377	$2,035	$(698)	$2,503

Net income (loss) per share–basic	$0.06	$0.09	$(0.03)	$0.12

Weighted average common shares outstanding–basic	23,006	21,707	22,953	21,676

Net income (loss) per share–diluted	$0.06	$0.09	$(0.03)	$0.11

Weighted average common shares and share equivalents outstanding–diluted	23,080	22,606	22,953	22,313

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$1,377	$2,035	$(698)	$2,503

Reconciling items:
In-process research and development	—	—	2,210	—
Amortization of purchased intangible assets	42	—	76	—
Stock-based compensation expense under SFAS 123(R), net of tax	732	—	1,576	—
Difference between effective tax rate and cash basis tax rate	387	—	554	—

Non-GAAP net income	$2,538	$2,035	$3,718	$2,503

Non-GAAP:
Net income per share–basic	$0.11	$0.09	$0.16	$0.12

Net income per share–diluted	$0.11	$0.09	$0.16	$0.11

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	23,006	21,707	22,953	21,676

Weighted average common shares and share equivalents outstanding–diluted	23,083	22,606	23,126	22,313

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005	2006	2005
Net sales	$18,733	$18,542	$34,805	$33,229
Cost and expenses:
Cost of sales	11,125	11,511	20,983	21,131
Research and development	2,011	1,850	3,878	3,284
Selling, general and administrative	3,598	3,406	7,267	6,748
Restructuring expense	—	3	—	60

Total costs and expenses	16,734	16,770	32,128	31,223

Operating income	1,999	1,772	2,677	2,006
Other income, net	617	326	1,156	574

Income before income taxes	2,616	2,098	3,833	2,580
Income taxes	78	63	115	77

Net income	$2,538	$2,035	$3,718	$2,503

Net income per share–basic	$0.11	$0.09	$0.16	$0.12

Weighted average common shares outstanding–basic	23,006	21,707	22,953	21,676

Net income per share–diluted	$0.11	$0.09	$0.16	$0.11

Weighted average common shares and share equivalents outstanding–diluted	23,083	22,606	23,126	22,313

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005	2006	2005
Net income (loss) per share:

Basic:
GAAP net income (loss) per share	$0.06	$0.09	$(0.03)	$0.12
Reconciling items:
In-process research and development	—	—	0.10	—
Amortization of purchased intangible assets	0.00	—	0.00	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	—	0.07	—
Difference between effective tax rate and cash basis tax rate	0.02	—	0.02	—

Non-GAAP net income per share	$0.11	$0.09	$0.16	$0.12

Diluted:
GAAP net income (loss) per share	$0.06	$0.09	$(0.03)	$0.11
Reconciling items:
In-process research and development	—	—	0.10	—
Amortization of purchased intangible assets	0.00	—	0.00	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	—	0.07	—
Difference between effective tax rate and cash basis tax rate	0.02	—	0.02	—

Non-GAAP net income per share	$0.11	$0.09	$0.16	$0.11

Shares used in the per share-diluted calculation:

GAAP diluted shares	23,080	22,606	22,953	22,313
Add back anti-dilutive shares under a GAAP loss	—	—	173	—
Effect of stock-based compensation expense under SFAS 123(R)	3	—	(10)	—

Non-GAAP diluted shares	23,083	22,606	23,116	22,313